As filed with the Securities and Exchange Commission on July 30, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________________________

ELEMENT SOLUTIONS INC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	37-1744899 (I.R.S. Employer Identification Number)
500 East Broward Boulevard, Suite 1860
Fort Lauderdale, FL 33394
(561) 207-9600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________________________________
John E. Capps
Executive Vice President, General Counsel and Secretary
Element Solutions Inc
500 East Broward Boulevard, Suite 1860
Fort Lauderdale, FL 33394
(561) 207-9600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________________________________________

Copy to:
Flora R. Perez, Esq. Brian J. Gavsie, Esq. Greenberg Traurig, P.A. 401 East Las Olas Boulevard, Suite 2000 Fort Lauderdale, FL 33301 (954) 765-0500
_______________________________________________

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided in Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

We previously filed a shelf registration statement on Form S-3 (Registration No. 333-266349) with the Securities and Exchange Commission (the "SEC") on July 27, 2022 which expired in accordance with the SEC rules on July 25, 2025 (the "2022 Registration Statement"). This shelf registration statement is being filed to replace the 2022 Registration Statement.

PROSPECTUS
ELEMENT SOLUTIONS INC
_______________________

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
UNITS
_______________________
    We may, from time to time, offer and sell, in one or more offerings and series, together or separately, shares of our common stock, shares of our preferred stock, debt securities or units consisting of any combination of our common stock, preferred stock or debt securities. The preferred stock and debt securities we may offer may be convertible into or exercisable or exchangeable for common stock, preferred stock, debt or other securities of Element Solutions Inc or equity securities or debt of one or more other entities.
The specific terms and amounts of these securities, and the specific manner for their offer and sale, will be included in a supplement to this prospectus, which we will deliver together with this prospectus at the time of the sale. The prospectus supplement may also add, update or amend information contained in this prospectus. You should carefully read this prospectus, any related prospectus supplement and the documents incorporated by reference herein and therein, if any, before you invest in these securities. This prospectus may not be used to sell any securities unless it is accompanied by a prospectus supplement.
    We may sell these securities on a continuous or delayed basis directly to investors, or to or through underwriters, dealers or agents, as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities. Please refer to the section titled "Plan of Distribution" for more information. The names of any underwriters, dealers or agents that will participate in a sale of securities to you, and any applicable commissions or discounts, will be stated in the applicable prospectus supplement.
Our common stock is listed on the New York Stock Exchange (the "NYSE") under the ticker symbol "ESI."
    Investing in our securities involves risks. For a discussion of the risks you should consider before making an investment decision, please refer to the risk factors set forth on page 2 of this prospectus, in any applicable prospectus supplement and in certain of the documents incorporated or deemed to be incorporated by reference in this prospectus or any such supplement.
_______________________
    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
_______________________

The date of this prospectus is July 30, 2025.

ABOUT THIS PROSPECTUS
This prospectus is part of an "automatic shelf" registration statement that we have filed with the SEC.  By using a shelf registration statement, we may sell our securities at any time and from time to time in one or more offerings in amounts, at prices and on other terms to be determined at the time of the offering. The exhibits to our registration statement contain the full text of certain agreements and other important documents that we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase any securities we may offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."
This prospectus only provides a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. Before making any investment decision, you should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Incorporation by Reference."
Because we are a well-known seasoned issuer (as defined in Rule 405 under the Securities Act), we may add to and offer additional securities, including secondary securities, by filing a prospectus supplement or term sheet with the SEC at the time of the offer.
You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information or make any representation that is different from, or in addition to, those contained or incorporated by reference into this prospectus. If provided or made, such information or representations must not be relied upon. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus or a prospectus supplement is accurate only as of the date on the front of these documents and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and/or prospects may have changed since that date.
    Unless indicated or the context implies otherwise, references in this prospectus to "Element Solutions," the "Company," "we," "us" and "our" refer to Element Solutions Inc and its consolidated subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
Element Solutions files annual, quarterly and current reports, proxy statements and certain other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including Element Solutions, that file electronically with the SEC. Our SEC filings are available over the Internet at http://www.sec.gov. We also make available free of charge on or through the Investors section on our website, www.elementsolutionsinc.com, all materials that we file electronically with the SEC. Except for documents incorporated by reference into this prospectus, no information contained in, or that can be accessed through, our website is to be considered as part of this prospectus.
INCORPORATION BY REFERENCE
This prospectus is part of a registration statement on Form S-3 filed with the SEC. The SEC allows us to “incorporate by reference” in this prospectus the information in the documents that Element Solutions files with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information.
In this prospectus, we are incorporating by reference the documents listed below which were filed by us with the SEC, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering:
•our annual report on Form 10-K for the year ended December 31, 2024, filed on February 19, 2025 (the "2024 Annual Report on Form 10-K");
•our quarterly report on Form 10-Q for the three months ended March 31, 2025, filed on April 24, 2025;
•our current report on Form 8-K, filed on June 5, 2025; and
i

•the description of our common stock, par value $0.01 per share, incorporated by reference into our registration statement on Form 8-A, filed on January 21, 2014, as updated by the description of our common stock included in Exhibit 4.2 to our 2024 Annual Report on Form 10-K and any subsequent amendment(s) or report(s) filed for the purpose of updating such description.
We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed "filed" with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus, but not delivered with this prospectus. We will provide such reports or documents upon written or oral request, at no cost to the requester. Requests for incorporated reports or documents must be made to:
Element Solutions Inc
500 East Broward Boulevard, Suite 1860
Fort Lauderdale, Florida 33394
Attn: Corporate Secretary
Tel: (561) 207-9600
Exhibits to a document will not be provided unless they are specifically incorporated by reference in that document.
The information in, or incorporated by reference into, this prospectus and any prospectus supplement may not contain all of the information that may be important to you. You should read the entire prospectus and any prospectus supplement as well as the documents incorporated by reference in the prospectus and any prospectus supplement, before making an investment decision.

FORWARD-LOOKING STATEMENTS
    Statements in this prospectus and the documents incorporated by reference, which are not historical facts or information, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "expect," "anticipate," "project," "will," "should," "believe," "intend," "plan," "assume," "estimate,” "predict," "seek," "continue," "outlook," "may," "might," " aim," "can have," "likely," "potential," "target," "hope," "goal," "priority" or "confident" and variations of such words and similar expressions, or the negative thereof, unless the context requires otherwise.  Examples of forward-looking statements in this prospectus and the documents incorporated by reference include, but are not limited to, statements, beliefs, projections and expectations regarding the expected benefits of the Company's reacquired rights to sell its ViaForm® electrochemical deposition products directly to customers, the Company's acquisition of Kuprion, Inc. on May 19, 2023 (the "Kuprion Acquisition") and the sale of its flexographic printing plate business, MacDermid Graphics Solutions, completed on February 28, 2025 (the "MGS Transaction"); the tax treatment and tax implications of the MGS Transaction; deferred payments related to the Kuprion Acquisition; the war in Ukraine and the Israel-Hamas conflict and other hostilities in the Middle East as well as actions in response thereto and their impact on market conditions and the global economy; increases in tariffs and/or imposition of new tariffs and other changes in trade policy in the U.S. and other countries; capital requirements and need for and availability of financing; probability of achievement of the performance target related to certain performance-based restricted stock units; the impact of government regulations on our ability to conduct operations; the impact of new accounting standards and accounting changes; share repurchases; our dividend policy and dividend declarations; our hedging activities; timing and outcome of environmental and legal matters; tax planning strategies, assessments and settlements; the impact of changes to privacy, cybersecurity, environmental, global trade, tax and other government regulations; impairments, including those on goodwill and other intangible assets; price volatility and cost environment; inflation and fluctuations in foreign exchange rates; our liquidity, cash flows and capital allocation; funding sources; expected capital expenditures; debt and debt leverage ratio; pension plan contributions; contractual obligations; general views about future operating results; sustainability goals; expected returns to stockholders; risk management programs; future prospects; and other events or developments that we expect or anticipate will occur in the future.
Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating our outlook include, but are not limited to, risks relating to:
•our ability to compete successfully in the competitive markets in which we operate, which may result in pricing pressure, fewer customer orders, reduced margins and the loss of market share;
•our ability to successfully execute our go-to-market strategy and continue to develop, manufacture and market innovative products and services;
•our substantial international operations not faced by domestic competitors;
•our failure to attract and retain key personnel, including our executive officers, or to effectively manage succession;
•our reliance on certain key customers, contract manufacturers, suppliers and distributors;
•acquisitions or divestitures;
•industry and consumer trends, which may result in significant fluctuations in our results of operations;
•fluctuations in the supply and prices of raw materials, commodities, transportation and energy;
•our ability to protect our intellectual property rights, including the incurrence of significant costs in response to claims by others that our products infringe their intellectual property rights;
•changes in our effective tax rate, tax cost and tax liabilities;
•chemical manufacturing, which is inherently hazardous and may result in accidents;
•numerous and increasingly complex government regulations, and compliance with the same, which could require us to incur additional costs or to reformulate or discontinue certain of our products;
•our offshore oil industry products, which are subject to the hazards inherent in the offshore oil production and drilling industry and which may result in substantial liabilities;
•various export control regulations and exports;
•our failure to comply with anti-corruption laws;
•our failure to comply with international trade restrictions and economic sanctions laws and regulations;

•changes in data privacy and data protection laws and regulations;
•our ability to forecast future operating results as our net sales and gross profit have varied depending on our product, customer and geographic mix for any given period;
•unfavorable currency exchange rate fluctuations;
•the covenants included in our credit agreement and other debt agreements which limit our flexibility in operating our business;
•our ability to incur significant indebtedness in the future which would result in additional restrictions upon our business and impact our financial condition;
•any future impairment of our tangible or intangible long-lived assets;
•any significant disruption in our information technology systems, such as security breaches, or failure to implement new systems and software successfully, including the risks relating to the loss of our intellectual property, trade secrets or other sensitive business or customer confidential information or disruption of operations due to breaches of cybersecurity;
•environmental, social & governance (ESG) matters, which may impose additional costs and expose us to new risks;
•our numerous outstanding equity instruments could require us to issue additional shares of common stock, which could result in significant dilution of ownership interests and have an adverse effect on our stock price;
•volatility of our stock price, including as a result of future sales or the perception of future sales by our executive officers, directors or stockholders;
•our ability to issue preferred stock in the future, the terms of which may reduce the value of our common stock;
•our ability to declare dividends;
•our failure to establish and maintain adequate internal controls over financial reporting;
•our dependency on cash flows from our operating subsidiaries to fund our debt obligations, capital expenditures and ongoing operations;
•supply chain and business disruptions, including those related to climate change;
•our Company being incorporated under Delaware law, which has anti-takeover implications.
For additional information regarding factors that could affect the Company’s business, financial condition or results of operations, see the "Risk Factors" sections of our 2024 Annual Report on Form 10-K, any applicable prospectus supplement and any other filings with the SEC that are incorporated by reference into this prospectus or any applicable prospectus supplement.
Although we believe our forward-looking statements are based upon reasonable assumptions regarding our business and expectations about future events, financial performance and trends, there can be no assurance that our actual results will not differ materially from any results expressed or implied in these forward-looking statements. All forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this prospectus. Any public statements or disclosures by the Company following the date of this prospectus that modify or impact any of the forward-looking statements contained in or accompanying this prospectus will be deemed to modify or supersede such forward-looking statements in or accompanying this prospectus.

THE COMPANY
Element Solutions is a leading global specialty chemicals company whose businesses supply a broad range of solutions that enhance the performance of products people use every day. Developed in multi-step technological processes, these innovative solutions enable customers' manufacturing processes in several key industries, including consumer electronics, power electronics, semiconductor fabrication, communications and data storage infrastructure, automotive systems, industrial surface finishing, consumer packaging and offshore energy. Our product innovation and product extensions are expected to continue to drive sales growth in both new and existing markets while expanding margins, through a consistent focus on increasing customer value propositions.
We believe the majority of our businesses hold strong positions in the high-growth markets we serve. Our extensive global teams of specially trained scientists and engineers develop our products, and our expert sales and service organizations ensure our customers' needs are met every day. Our continuous focus on customer-centric innovation serves as a catalyst to drive changes to existing formulations and opportunities in adjacent markets within our industry. We believe that our customers place significant value on the consistency and quality of our brands, on which we capitalize through significant market share, customer loyalty and supply chain access. In addition, operational risks and switching costs make it difficult for our customers to change suppliers which allows us to retain customers and maintain our market positions.
Our customers use our innovation as competitive advantages, relying on us to help them navigate through fast-paced, high-growth markets. To that end, we draw upon our broad and longstanding intellectual property portfolio and technical expertise while working closely with both customers and original equipment manufacturers (OEMs) on an ongoing basis to develop proprietary solutions tailored to their manufacturing needs. We leverage these close relationships to win qualifications and specifications into their supply chains as well as to identify opportunities for new products; all of which provide potential additional revenue streams.
Our strategy is based on a balance of operational excellence and prudent capital allocation. Our operating teams focus on the strong execution of customer-led product development, superior technical sales support and continuous supply chain optimization. Our senior leadership aims to foster an environment of accountability and success for our operating teams while also evaluating and executing on high-return capital allocation opportunities that can drive improvements in long-term shareholder value.
We operate our business in two reportable business segments, Electronics and Industrial & Specialty, as described below:
    Electronics – The Electronics segment researches, formulates and sells specialty chemicals and process technologies for all types of electronics hardware, from complex printed circuit board designs to advanced semiconductor packaging. In mobile communications, computers, automobiles and aerospace equipment, its products are an integral part of the electronics manufacturing process and the functionality of end-products. The segment's "wet chemistries" for metallization, surface treatments and solderable finishes form the physical circuitry pathways and its "assembly materials," such as solders, pastes, fluxes and adhesives, join those pathways together. The segment provides specialty chemical solutions through the following businesses: Assembly Solutions, Circuitry Solutions and Semiconductor Solutions.
    Industrial & Specialty – The Industrial & Specialty segment researches, formulates and sells specialty chemicals and process technologies that enhance surfaces or improve industrial processes in diverse industrial sectors from automotive trim to transcontinental infrastructure and from high-speed printing to high-design faucets. Its products include chemical systems that protect and decorate metal and plastic surfaces; consumable chemicals that enable printing image transfer on flexible packaging materials; and chemistries used in water-based hydraulic control fluids in offshore energy production. The segment's products are used in the aerospace, automotive, construction, consumer electronics, consumer packaged goods and oil and gas production end markets. The segment provides specialty chemical solutions through the following businesses: Industrial Solutions and Energy Solutions. On February 28, 2025, the Company completed the MGS Transaction, which consisted in the sale of its flexographic printing plate business, MacDermid Graphics Solutions.
    Our principal executive offices are located at 500 East Broward Boulevard, Suite 1860, Fort Lauderdale, Florida 33394, and our telephone number is (561) 207-9600. We maintain a website at www.elementsolutionsinc.com where general information about our Company is available. Information on, or accessible through, our website is not included as part of, or incorporated by reference into, this prospectus.

RISK FACTORS
    Investing in our securities involves risk. Before making an investment decision, please carefully consider the risk factors described under the heading "Risk Factors" in our annual reports on Form 10-K, as amended or supplemented in our subsequent filings with the SEC, which have been or will be incorporated by reference into this prospectus as well as any risks that may be set forth in this prospectus or the prospectus supplement relating to a specific offering of securities. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. As a result, you could lose all or part of your investment.

USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities under this prospectus for general corporate purposes. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of our securities.

DESCRIPTION OF CAPITAL STOCK
    The following description of capital stock briefly summarizes certain provisions of our certificate of incorporation, as amended (as amended, the "Certificate of Incorporation"), our amended and restated by-laws (as amended and restated, the "By-laws") and applicable provisions of the Delaware General Corporate Law ("DGCL"). This description, which does not purport to be complete, is qualified by reference to the respective provisions of our Certificate of Incorporation and our By-laws, and remains subject in all respects to the DGCL. Our Certificate of Incorporation and our By-laws are exhibits to the registration statement to which this prospectus is a part. See "Where Can You Find More Information" or "Incorporation by Reference," for information on how to obtain copies of these documents.
General
As of the date of this prospectus, the capital stock authorized by our certificate of incorporation, as amended, consists of 405,000,000 shares divided into (i) 400,000,000 shares, par value $0.01 per share, of common stock, and (ii) 5,000,000 shares, par value $0.01 per share, of preferred stock. As of July 24, 2025, we had 241,616,672 shares of common stock and no shares of preferred stock outstanding.
Common Stock
Voting Rights
    Each holder of our common stock will generally be entitled to one vote for each share of common stock owned of record on all matters submitted to a vote of stockholders. Except as otherwise required by law, holders of common stock (as well as holders of any preferred stock entitled to vote with the common stockholders) will generally vote together as a single class on all matters presented to the stockholders for their vote or approval, including the election of directors. There will be no cumulative voting rights with respect to the election of Directors or any other matters.
Dividends and distributions
    Subject to applicable law and the rights, if any, of the holders of any series of preferred stock then outstanding, the holders of our common stock will have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our Board of directors, from legally available funds.
Liquidation, dissolution or winding up
    Subject to applicable law and the rights, if any, of the holders of any series of preferred stock then outstanding, in the event of our liquidation, dissolution or winding-up, holders of our common stock will be entitled to share ratably in proportion to the number of shares of common stock held by them in the assets available for distribution after payment or reasonable provision for the payment of all creditors.
Redemption, conversion or preemptive rights
    Holders of our common stock have no redemption rights, conversion rights or preemptive rights to purchase or subscribe for our securities.
Other provisions
    There will be no redemption provisions or sinking fund provisions applicable to our common stock.
    The rights, preferences, and privileges of the holders of our common stock will be subject to, and may be adversely affected by, the rights, preferences and privileges of the holders of any series of our preferred stock.
    Change of control and merger, consolidation and asset sale provisions in the indenture governing our outstanding senior notes and the credit agreement for our credit facilities, or other debt instrument the Company may issue, may discourage a takeover attempt. These provisions may make acquiring us more difficult.
Transfer Agent and Registrar
    Computershare is the transfer agent and registrar for shares of our common stock.

Listing
    Currently, our common stock is listed on the NYSE under the ticker symbol "ESI."
Preferred Stock
Our Certificate of Incorporation authorizes our Board of Directors to issue one or more series of preferred stock without further stockholder action, unless stockholder approval is required by applicable law or by the rules of a stock exchange or quotation system on which any series of our stock may be listed or quoted.
Prior to issuance of shares of preferred stock, our Board of Directors is required by the DGCL and our Certificate of Incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware, fixing for each such series the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series. Our Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then-market price of such shares.
Subject to limitations prescribed by the DGCL, our Certificate of Incorporation and our By-laws, our Board of Directors is authorized to fix the number of shares constituting each series of preferred stock and the designation of such series, powers (including voting powers), preferences, rights, qualifications, limitations and restrictions of the shares of such series, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of our Board of Directors. Each series of preferred stock that we offer under this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.
The applicable prospectus supplement(s) will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:
•the title, classification and stated value of the preferred stock;
•the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;
•the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends, when, as and if declared by our Board of Directors;
•whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;
•the procedures for any auction and remarketing, if any, for the preferred stock;
•the provisions for a sinking fund, if any, for the preferred stock;
•the provisions for redemption, if applicable, of the preferred stock;
•any listing of the preferred stock on any securities exchange or market;
•the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock or another series of our preferred stock, including the conversion price (or its manner of calculation) and conversion period;
•the terms and conditions, if applicable, upon which preferred stock will be exchangeable into debt securities, including the exchange price, or its manner of calculation, and exchange period;
•any restriction on the repurchase or redemption of shares while there is any arrearage in the payment of dividends or sinking fund installments;
•voting rights or preemptive rights, if any, of the preferred stock;
•a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;
•whether interests in the preferred stock will be represented by depositary shares;
•the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and
•any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.

Liquidation
In the event we voluntarily or involuntarily liquidate, dissolve or wind up the affairs of the Company, holders of any outstanding series of our preferred stock will be entitled to receive the liquidation preference per share specified in the certificate of designation applicable to such preferred stock before any distribution to the holders of our common stock.
Transfer Agent and Registrar
The transfer agent and registrar for any series of preferred stock will be determined upon the issuance of any such shares of preferred stock and described in the applicable prospectus supplement.
Certificate of Incorporation and By-laws Anti-Takeover Provisions

Our Certificate of Incorporation and our By-laws contain several provisions which could delay, defer or prevent a change of control from occurring.  These provisions provide the following:
•our Board of Directors has the authority to issue preferred stock without stockholder approval with any rights or preferences the Board of Directors determines;
•special meetings of stockholders may only be called by our Board of Directors or our Chief Executive Officer; and
•there is no cumulative voting in the election of directors.

These and other provisions may have the effect of deferring hostile takeovers or delaying a change in control or management.

Delaware Law Anti-Takeover Provision

As a Delaware corporation, we are subject to Section 203 of the DGCL which restricts certain "business combinations" with "interested stockholders" for three years following the date that a person becomes an interested stockholder unless:  (1) the "business combination" or the transaction which caused the person or entity to become an interested stockholder is approved by our Board of Directors prior to such business combination or transactions; (2) upon the completion of the transaction in which the person or entity becomes an "interested stockholder," such interested stockholder owns at least 85% of the voting stock of Element Solutions outstanding at the time the transaction commenced, excluding shares owned (x) by officers and directors and (y) employee benefit plans under certain circumstances; or (3) at or after the person or entity becomes an "interested stockholder," the “business combination” is approved by our Board of Directors and holders of at least 66 2/3% of the outstanding voting stock, excluding shares owned by such interested stockholder. A Delaware corporation may elect not to be governed by Section 203. Element Solutions has not made such an election.

DESCRIPTION OF DEBT SECURITIES
    We may issue debt securities from time to time in one or more distinct series. This section summarizes only certain of the terms of any debt securities that we anticipate will be common to all series of debt securities that we may issue. The terms of any series of debt securities that we may offer may differ significantly from the common terms described in this prospectus. The specific terms of any series of debt securities that we will offer, and any differences from the common terms for an issuance of debt securities described in this prospectus, will be described in the prospectus supplement for such debt securities that will accompany this prospectus. Our debt securities will be issued under an indenture among Element Solutions and a trustee to be identified in the applicable prospectus supplement. We have filed a form of indenture for debt securities as an exhibit to the registration statement of which this prospectus forms a part. The actual indenture that we will enter into in connection with an offering of debt securities may differ significantly from the form of indenture we have filed.
    As this section is a summary of some of the terms of the debt securities that we may offer under this prospectus, it does not describe every aspect of the debt securities. We urge you to read the prospectus supplement and other offering material relating to an issuance of debt securities and the indenture relating to an issuance and the other documents we file with the SEC relating to our debt securities because the indenture for those debt securities and those other documents, and not this description, will define your rights as a holder of our debt securities. See "Where You Can Find More Information" and "Incorporation by Reference," for information on how to obtain copies of the form of indenture and any such other documents.
As used in this section only, "Element Solutions," the "Company," "we," "our" or "us" refer to Element Solutions Inc, excluding its subsidiaries, unless expressly stated or the context otherwise requires. Capitalized terms used in this summary and not defined herein have the meanings specified in the form of indenture.
General
    Unless otherwise stated in a prospectus supplement or in other offering material for an offering of debt securities, our debt securities will not be secured by any property or assets of Element Solutions or any of its subsidiaries, and the securities will be senior debt securities, ranking equally with all of our other unsecured and unsubordinated indebtedness.
    You should read the prospectus supplement and other offering material for the following terms of the series of debt securities offered by the prospectus supplement. We will establish the following terms before issuance of any series of debt securities:
•the title, series and ranking of the debt securities (including the terms of any subordination provisions);
•the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be issued;
•any limit on the aggregate principal amount of the debt securities;
•the date or dates on which the principal of and premium, if any, on the debt securities is payable and/or the method of determination thereof;
•the rate or rates (which may be fixed or variable) per annum or the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•the right, if any, to extend the interest payment periods and the duration of such extension;
•the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•the obligation, if any, of Element Solutions to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions (including payments made in cash in participation of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which (or manner of determining the same), the price or prices at which (or manner of determining the same), and the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•the form of the debt securities of the series, including the form of the trustee’s certificate of authentication for such series and any legends or endorsements to be placed thereon;
•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•whether the debt securities will be issued in the form of certificated debt securities or Global Securities;
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•the currency of denomination of the debt securities, which may be U.S. Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;
•any provisions relating to any security provided for the debt securities;
•any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•the provisions, if any, relating to conversion or exchange of any securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;
•if other than the trustee, the identity of the trustee, the registrar, paying agent and custodian for the depositary;
•if other than The Depository Trust Company, the identity of the depositary; and
•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.
    In most cases, the indenture will not limit the amount of debt securities that we are authorized to issue from time to time. The indenture will also provide that there may be more than one trustee thereunder, each for one or more series of debt securities. If a trustee is acting under the indenture with respect to more than one series of debt securities, the debt securities for which it is acting would be treated as if issued under separate indentures. If there is more than one trustee under the indenture, the powers and trust obligations of each trustee will apply only to the debt securities of the separate series for which it is trustee.
    We may issue debt securities with terms different from those of debt securities already issued. Subject to conditions that may be specified in a prospectus supplement relating to an offering of debt securities, we may, without the consent of the holders of the outstanding debt securities, reopen a previous issue of a series of debt securities and issue additional debt securities of that series unless the reopening was restricted when that series was created.
    There is no requirement that we issue debt securities in the future under the indenture, and may use other indentures or documentation, containing different provisions in connection with future issues of other debt securities.
    We may issue debt securities as “original issue discount securities,” which are debt securities, including any zero-coupon debt securities, that are issued and sold at a discount from their stated principal amount. Original issue discount securities provide that, upon acceleration of their maturity, an amount less than their principal amount will become due and payable. The prospectus supplement relating to an issuance of any such debt securities will describe the U.S. federal income tax consequences and other considerations applicable to original issue discount securities in any prospectus supplement relating to them.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Denomination, Interest, Registration and Transfer
Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations of $1,000 or whole multiples of $1,000.
Unless otherwise specified in the applicable prospectus supplement, we will pay the interest on, principal of, and premium, if any, on any debt securities at the corporate trust office of the trustee. If we do not punctually pay or duly provide for interest on any interest payment date, the defaulted interest will be paid either:
•to the person in whose name the debt security is registered at the close of business on a special record date to be fixed by the trustee; or
•in any other lawful manner, all as more completely described in the applicable indenture.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an "exchange." You may exchange or transfer debt securities at the corporate trust office of the trustee, unless otherwise specified in the applicable prospectus supplement. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the "registrar." The registrar will also perform transfers of debt securities.
You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.
No Protection In the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event of a change in control or a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a "successor person") unless:
•we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the applicable indenture; and
•immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.
Covenants
A prospectus supplement and other offering material related to an issuance of debt securities will set forth covenants that will impose limitations and restrictions on us.

Events of Default
"Event of Default" means with respect to any series of debt securities, any of the following:
•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•default in the payment of principal of any debt security of that series at its maturity;
•default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Element Solutions and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Element Solutions; or
•any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the applicable indenture may constitute an event of default under certain of our indebtedness or that of our subsidiaries outstanding from time to time.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. Such acceleration will not be effective until the earlier of (1) the acceleration of indebtedness under our senior secured credit facilities or (2) five business Days after receipt by us of written notice of such acceleration, at which time the principal, premium, if any, interest and any other monetary obligations on all the then outstanding series of debt securities will become due and payable immediately. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the applicable prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:
•to cure any ambiguity, defect or inconsistency;
•to comply with covenants in the indenture described above under the heading "Consolidation, Merger and Sale of Assets;"
•to provide for certificated securities in addition to or in place of uncertificated securities;
•to make any change that does not materially adversely affect the rights of any holder of debt securities;
•to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•to add covenants for the benefit of the holders or to surrender any right or power conferred upon Element Solutions;
•to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or
•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments.
We may not make any modification or amendment without the consent of the holders of the affected debt securities then outstanding if that amendment will:
•reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•reduce the principal amount of discount securities payable upon acceleration of maturity;
•waive a Default or Event of Default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; and
•waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•we may omit to comply with the covenant described under the heading "Consolidation, Merger and Sale of Assets" and certain other covenants set forth in the indenture as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
•any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series ("covenant defeasance").
The conditions include:
•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
•delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.
Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity, but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.
Governing Law
The debt securities and the applicable indenture will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.
Consent to Jurisdiction
We will irrevocably submit to the exclusive jurisdiction of any New York state court or U.S. federal court sitting in the Borough of Manhattan, The City of New York, in respect of any legal action, suit or proceeding arising out of or in relation to the debt securities or the indenture, and will agree that all claims in respect of such legal action, suit or proceeding may be heard and determined in such New York state court or U.S. federal court, and will waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any such action, suit or proceeding.
Transfer and Exchange
We will issue debt securities in book-entry form only, unless the prospectus supplement relating to an offering specifies otherwise. Each debt security will be represented by either one or more Global Securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth under the heading "Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each Global Security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.
The Trustee under the Indenture
The trustee for each issuance of debt securities will be identified in the applicable prospectus supplement relating to the issuance of debt securities. The trustee may resign or be removed with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to these series.

DESCRIPTION OF UNITS
    We may issue units consisting of one or more debt securities, shares of preferred stock, or shares of common stock, or any combination of such securities, as specified in a related prospectus supplement.

PLAN OF DISTRIBUTION
We may sell the securities being offered:
•directly to a limited number of purchasers or to a single purchaser;
•to or through underwriters or dealers;
•in "at the market offerings," within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•in privately negotiated transactions;
•in a block trade in which a broker/dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•through agents; or
•through a combination of any of the above methods of sale.
The distribution of the securities may be affected from time to time in one or more transactions either:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
    We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).
The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them and the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
Offers to purchase the securities may be solicited directly by us or by agents designated by us from time to time. Any agent, which may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth in the prospectus supplement relating to the offering of the securities. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
If an underwriter or underwriters are utilized in the sale, we will execute an underwriting agreement with the underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The obligations of underwriters to purchase securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities of a series if any are purchased.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer, which may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.

Underwriters, dealers, agents, the third parties described above and other persons may be entitled, under agreements that may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.
In connection with an offering of securities, the underwriters may purchase and sell securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
Except as indicated in the applicable prospectus supplement, the shares of preferred stock, debt securities and/or units that will be offered pursuant to such prospectus supplement are not expected to be listed on any securities exchange, and any underwriters or dealers will not be obligated to make a market for such securities. We cannot predict the activity or liquidity of any trading in these securities.
LEGAL MATTERS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, Greenberg Traurig, P.A., Fort Lauderdale, Florida, will provide opinions regarding the authorization and validity of the securities. The legality of the securities for any underwriters, dealers or agents, if any, will be passed upon by counsel as may be specified in the applicable prospectus supplement.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to our 2024 Annual Report on Form 10-K have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered:

Amount to be paid
SEC registration fee	*
Accounting fees and expenses	**
Legal fees and expenses	**
Trustee and transfer agent's fees and expenses	**
Rating agency fees	**
Miscellaneous costs	**
Total	**
*     In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, we are deferring payments of all of the registration fee for the securities offered and will pay the registration fee subsequently in advance or on a pay-as-you-go basis, except for fees of $60,168.25 that the Company is entitled to offset in accordance with Rule 457(p) of the Securities Act.
**     These fees and expenses depend on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time. An estimate of the aggregate expenses in connection with each sale of securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.
Section 102(b)(7) of the DGCL permits a corporation, in its certificate of incorporation, to limit or eliminate the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director or officer, except with respect to liability of (a) a director or an officer for (i) any breach of the duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) transactions from which such director or officer derived an improper personal benefit; (b) a director, for the willful or negligent payment of unlawful dividends or purchases or redemptions of shares of stock under Section 174 of the DGCL or (c) an officer, in any action by or in the right of the corporation.
Under Section 145(a) of the DGCL, a corporation may indemnify any person who was, or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Under Section 145(b) of the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Notwithstanding the preceding sentence, except as otherwise provided in our By-laws, we shall be required to indemnify any such person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by any such person was authorized by our Board of Directors.
As permitted by Section 102(b)(7) of the DGCL, our Certificate of Incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may be amended. This provision of our Certificate of Incorporation does not eliminate the directors’ fiduciary duties, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief, which will remain available under Delaware law. In addition, each director will be subject to liability for breach of the director’s duty of loyalty to us, including for actions leading to improper personal benefit to the director, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. This provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.
Our By-laws also provide that we shall indemnify and advance expenses to our officers and directors to the fullest extent permitted by applicable law as currently in effect or as the same may be amended from time to time. In addition, we entered into director and officer indemnification agreements with certain of our current directors in order for them to be free from undue concern about personal liability in connection with their services to the Company. Finally, we maintain directors’ and officers’ liability insurance for each of our directors and officers.

Item 16. Exhibits.
The following exhibits are included herein or incorporated by reference:

Exhibit No.	Description
1.1*	Underwriting Agreement for Common Stock
1.2*	Underwriting Agreement for Preferred Stock
1.3*	Underwriting Agreement for Debt Securities
1.4*	Underwriting Agreement for Units
3.1(a)
Certificate of Incorporation dated January 22, 2014 (filed as Exhibit 3.1 of Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-192778) filed on January 24, 2014, and incorporated herein by reference)

3.1(b)	Certificate of Amendment of Certificate of Incorporation dated June 12, 2014 (filed as Exhibit 3.1 of the Current Report on Form 8-K filed on June 13, 2014, and incorporated herein by reference)
3.1(c)	Certificate of Amendment of Certificate of Incorporation dated January 31, 2019 (filed as Exhibit 3.1 of the Current Report on Form 8-K filed on February 5, 2019, and incorporated herein by reference)
3.2	Amended and Restated By-laws (filed as Exhibit 3.2 of the Quarterly Report on Form 10-Q filed on April 27, 2023, and incorporated herein by reference)
4.1	Specimen Common Stock Certificate (filed as Exhibit 4.1 of the Current Report on Form 8-K filed on February 5, 2019, and incorporated herein by reference)
4.2*	Form of Specimen Preferred Stock Certificate and Form of Certificate of Designation for Preferred Stock
4.3	Form of Indenture between us and one or more trustees to be named therein
4.4*	Form of Debt Security
4.5*	Form of Unit Agreement and Unit Certificate
5.1	Opinion of Greenberg Traurig, P.A.
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page to this registration statement)
25.1**	Form T-1 Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939, as amended
107.1	Calculation of Filing Fee Table
____________________
*       To be filed as an Exhibit to a document to be incorporated by reference in this registration statement for the specific offering of securities, if any, to which it relates.
**     To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings.
(a)The registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(8)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the "Act"), in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Lauderdale, State of Florida, on July 30, 2025.

ELEMENT SOLUTIONS INC

By:	/s/ Benjamin Gliklich
Name:	Benjamin Gliklich
Title:	President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Benjamin Gliklich, John E. Capps and Caroline S. Lind, and each of them, with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments and supplements to this registration statement, including post-effective amendments, and any additional registration statement pursuant to Rule 462(b) and Rule 462(e) under the Securities Act of 1933, as amended, and other instruments necessary or appropriate in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done, and to take or cause to be taken any and all such further actions in connection with such registration statement as such attorneys-in-fact and agents, in each of their sole discretion, deems necessary or appropriate, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated below.
S-1

Signature	Title	Date

/s/ Benjamin Gliklich	President and Chief Executive Officer, Director	July 30, 2025
Benjamin Gliklich	(Principal Executive Officer)

/s/ Carey J. Dorman	Executive Vice President and Chief Financial Officer	July 30, 2025
Carey J. Dorman	(Principal Financial Officer)

/s/ Michael Russnok	Chief Accounting Officer	July 30, 2025
Michael Russnok	(Principal Accounting Officer)

/s/ Sir Martin E. Franklin	Executive Chairman of the Board	July 30, 2025
Sir Martin E. Franklin

/s/ Ian G.H. Ashken	Director	July 30, 2025
Ian G.H. Ashken

/s/ Elyse Filon	Director	July 30, 2025
Elyse Filon

/s/ Christopher T. Fraser	Director	July 30, 2025
Christopher T. Fraser

/s/ Michael F. Goss	Director	July 30, 2025
Michael F. Goss

/s/ E. Stanley O’Neal	Director	July 30, 2025
E. Stanley O’Neal

/s/ Susan W. Sofronas	Director	July 30, 2025
Susan W. Sofronas

S-2